EXHIBIT 99

CENUCO TO ACQUIRE OMNIPOINT, LLC FOR $22.5 MILLION

BOCA RATON, FL - October 25, 2004

Cenuco, Inc. (AMEX: ICU) today announced it has entered into an agreement to acquire Omnipoint Marketing LLC, a leading provider of technology based advertising and media solutions. Under the terms of the agreement, the purchase price will be $22.5 million, and will be a combination of cash and common stock. The transaction, which is subject to shareholder and regulatory approvals, is expected to close in December of 2004.

Cenuco expects to generate approximately $23 million in revenue, with profitability, over the next 12 months.

After the closing of the transaction the Omnipoint business will operate as a separate division of Cenuco. Key Omnipoint management personnel will join Cenuco. Adam Mittelberg, formerly with Naviant and Seisent will become President of the new Advertising and Media Solutions division. "We expect to immediately implement a new cellular advertising offering to our present and future clients. By utilizing Cenuco's core technology for delivering video and audio onto cell phones, we believe we can create a new innovative standard in today's advertising industry. In addition, we expect other immediate cross selling opportunities for the combined entity," stated Adam Mittelberg.

Through this transaction, Cenuco's new Advertising and Media Solutions division will utilize the Company's wireless technology to create a new advertising platform delivering streaming video and audio marketing messages directly to hand held cellular devices. Omnipoint currently specializes in results oriented advertising and online marketing solutions and has established strong customer relationships with American Express, Dell, Hewlett Packard, Nokia, American Airlines, Sprint, Saturn, Staples, Adelphia, New York Times, Charter Communications, Cox Communications, Comcast, Pep Boys, Neiman Marcus, Enterprise Car Rental, to name a few.

Robert Picow, Chairman of Cenuco, commented, "We are truly excited to integrate the two companies' strengths into a diversified global cellular application and technology company while capitalizing on the maturing cellular data infrastructure worldwide. The combined company will also be able to market Cenuco's entire consumer and commercial product lines."

About Cenuco

Cenuco, Inc. develops wireless solutions for transmitting live streaming video to PDAs and cell phones. The Company's technology has applications in a variety of markets, including security, education, real estate, insurance, government and retail market segments. Cenuco's wireless video monitoring solutions are the primary focus of its business and allow users to view real-time streaming video of security cameras at their home or place of business from anywhere they receive a cellular connection, regardless of the carrier or user's location. The Company's products address the fast-growing security, surveillance and Homeland Security markets, and some of its monitoring products have been listed on the Federal General Services Administration (GSA) schedule. Please visit www.cenuco.com for additional information.

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About the Acquisition

In connection with the proposed acquisition, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission's web site at http://www.sec.gov . The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company, Attention: Steven Bettinger, Chief Executive Officer and President, Cenuco, Inc., 6421 Congress Avenue, Suite 201, Boca Raton, FL 33487, Telephone:
561-997-2602.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed acquisition. Information concerning the interests of Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-KSB, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the acquisition when it becomes available.

Certain statements contained herein may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, 21E of the Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements regarding business plans, future regulatory environment and approval and, the Company's ability to comply with the rules and policies of independent regulatory agencies. Although the Company believes the statements contained herein to be accurate as of the date they were made, it can give no assurance that such expectations will prove to be correct. The Company undertakes no obligation to update these forward-looking statements.

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